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                                           SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549


                                                         FORM 8-K


                                                      CURRENT REPORT


                                          Pursuant to Section 13 or 15(d) of the
                                              Securities Exchange Act of 1934


                                     Date of Report (Date of earliest event reported):
                                                        June 28, 2000
                                              ------------------------------


                                                NET2000 Communications, INC.
                                            -----------------------------------
                                  (Exact name of registrant as specified in its charter)



               Delaware                                  000-29515                              51-0384995
           ----------------                              ---------                              ----------
       (State of incorporation)                  (Commission file number)                 (IRS Employer Identification
                                                                                                   No.)


                                                    2180 Fox Mill Road
                                               Herndon, Virginia      20171
                                         ---------------------------------------
                                    (Address of principal executive offices) (Zip code)


                                                       (703) 654-2000
                                              -----------------------
                                              (Registrant's telephone number)

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Item 5.  Other Events.

     On June 28, 2000, Net2000 Communications, Inc. ("Net2000"), by and through its wholly-owned subsidiary Net2000 Communications Group, Inc. ("NCGI"), FreBon International Corporation ("FreBon"), Bonnie L. Horner and Fred J. Mueller entered into a Stock Purchase Agreement (the " Agreement").

     Under the terms of the Agreement, NCGI will purchase all of the issued and outstanding shares of FreBon in consideration of a cash payment of $9,000,000, plus 400,000 shares of restricted Net2000 common stock and up to an additional $15,000,000 (or, at Net2000's option, the equivalent thereof in shares of Net2000 common stock) upon attainment of certain revenue milestones.

     Upon consummation of the transaction, FreBon will become a wholly-owned subsidiary of Net2000. The transaction will be accounted for under the purchase method. The Agreement is subject to customary closing conditions.

     Net2000 issued a press release announcing the Agreement on June 28, 2000, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.
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                  99.1     Press release of Net2000 Communications, Inc., dated June 28, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 6, 2000           Net2000 Communications, Inc.


                                /s/ Clayton A. Thomas, Jr.
                              ----------------------------
                              By:      Clayton A. Thomas, Jr.
                              Title:   Chief Executive Officer


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                                  EXHIBIT INDEX


99.1         Press release of Net2000 Communications, Inc., dated June 28, 2000.



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